Private and Confidential

May 12, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by LookSmart, Ltd. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of LookSmart, Ltd. dated May 8, 2008 and filed on May 12, 2008. We agree with the statements concerning our Firm in Item 4.01 of such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP